UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

ASHLAND INC.

(Exact name of registrant as specified in its charter)

Kentucky	1-32532	20-0865835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky	41011
(Address of principal executive offices)	(Zip Code)

P.O. Box 391, Covington, Kentucky	41012-0391
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code: (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 13, 2008, in connection with entry into the Senior Credit Facilities described in Item 2.03, the five year, $300 Million Credit Agreement dated April 9, 2007, among Ashland Inc. (“Ashland”) as Borrower; The Bank of Nova Scotia as Administrative Agent; Bank of America, N.A. as Syndication Agent; SunTrust Bank, Inc., JP Morgan Chase Bank, N.A. and Citibank, N.A. as Co-Documentation Agents; The Bank of Nova Scotia and Banc of America Securities LLC as Joint Lead Arrangers; The Bank of Nova Scotia as Book Manager; and the additional Lenders under that agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Credit Facilities

On November 13, 2008, Ashland entered into a Credit Agreement, dated as of November 13, 2008 among Ashland, Bank of America, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers (the “Senior Credit Agreement”). The Senior Credit Agreement provides for an aggregate principal amount of $1.65 billion in senior secured credit facilities (the “Senior Credit Facilities”), consisting of a $400.0 million five-year term loan A facility, an $850.0 million five and one-half year term loan B facility and a $400.0 million five-year revolving credit facility. The proceeds from the borrowings from the term loan A facility and term loan B facility were used, together with cash on hand and borrowings under the revolving credit facility and the accounts receivable securitization facility and the bridge loan facility, both described below, to finance the cash portion of the consideration for Ashland’s acquisition of Hercules Incorporated (“Hercules”), to finance in part the repayment of certain Ashland and Hercules indebtedness, and to pay for fees and expenses incurred in connection with the Hercules acquisition and related transactions. The Senior Credit Facilities are guaranteed by Ashland’s present and future subsidiaries (other than certain immaterial subsidiaries, joint ventures, special purpose financing subsidiaries and certain foreign subsidiaries) and are secured by a first priority security interest in substantially all of the personal property assets, and certain of the real property assets, of Ashland and such guarantor subsidiaries, including the capital stock or other equity interests of certain of Ashland’s U.S. and first-tier foreign subsidiaries and a portion of the stock of certain of Ashland’s other first-tier foreign subsidiaries.

The term loan A facility was drawn in full at closing and is required to be repaid by Ashland in consecutive quarterly installments commencing with the installment due on March 31, 2009, with 15% of the original principal amount during each of years one and two, 20% of the original principal amount during year three, and 25% of the original principal amount during each of years four and five, with a final payment of all outstanding principal and interest on November 13, 2013. The term loan B facility was drawn in full at closing and is required to be repaid by Ashland in consecutive quarterly installments commencing with the installment due on March 31, 2009, with an aggregate annual amount equal to 1% of the original principal amount of the term loan B facility in each of the first five years, 0.25% of the original principal amount of the term loan B facility in the first quarter of the sixth year, with the final payment of all outstanding principal and interest on May 13, 2014. At November 13, 2008, upon completion of the acquisition of Hercules, Ashland had $202.7 million of availability under the revolving credit facility, which may be used in the future for ongoing working capital needs and other general corporate purposes.

At Ashland’s option, loans will bear interest at either the alternate base rate or LIBOR, plus the applicable interest margin. The alternate base rate will be the highest of (1) the Federal Funds Rate as published by the Federal Reserve Bank of New York plus one-half of 1%, (2) the prime commercial lending rate of Bank of America, N.A., as established from time to time and (3) the one-month LIBOR rate. Interest on alternate base rate loans will be payable quarterly in arrears. LIBOR will be the British Banker’s Association LIBOR Rate, as published by Reuters (or other commercially available source) and if such rate is not available, then it will be determined by the Administrative Agent at the start of each interest period and will be fixed through such period. Interest on LIBOR loans will be paid at the end of each interest period, but if any interest period exceeds three months, then interest on LIBOR loans also will be paid every three months. The applicable margin for the revolving credit facility and the term loan A facility ranges from 1.75% to 2.75% per annum in the case of base rate loans and 2.75% to 3.75% per annum for LIBOR loans, based upon the Consolidated Leverage Ratio (as defined in the Senior Credit

Agreement) for Ashland and its subsidiaries, and the applicable margin for the term loan B facility will be 3.00% per annum in the case of base rate loans and 4.00% for LIBOR loans. The initial applicable margin for the revolving credit facility and the term loan A facility will be 2.50% in the case of base rate loans, and 3.50% in the case of LIBOR loans.

The term loan A facility and the revolving credit facility may be prepaid at any time without premium. If Ashland refinances or makes an optional prepayment of all or any portion of the term loan B facility, Ashland must pay a prepayment premium equal to either 2% of the principal amount of the term loan B facility so prepaid if such prepayment is made on or prior to November 13, 2009, or 1% of the principal amount of the term loan B facility so prepaid if such prepayment is made after November 13, 2009 but on or prior to November 13, 2010. The Senior Credit Facilities are subject to mandatory prepayment with specified percentages of the net cash proceeds of certain asset dispositions, casualty events, and debt and equity issuances and with excess cash flow, in each case subject to certain conditions.

The Senior Credit Facilities contain certain usual and customary representations and warranties, and usual and customary affirmative and negative covenants which include financial covenants; limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, sale of assets and restricted payments; and other customary limitations. The financial covenants include maintenance of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio and a minimum consolidated net worth. All of the financial covenants will be calculated on a consolidated basis and for each consecutive four-fiscal-quarter period. The Senior Credit Facilities also contain usual and customary events of default, including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; actual or asserted impairment of loan documentation or security; change of control; and incurrence of certain ERISA liabilities.

The foregoing summary of the Senior Credit Facilities is qualified in its entirety by reference to the text of the Senior Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Bridge Loan Facility

On November 13, 2008, Ashland entered into an Interim Credit Agreement, dated as of November 13, 2008, among Ashland, Banc of America Bridge LLC, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers (the “Interim Credit Agreement”). The Interim Credit Agreement provides for $750 million of unsecured senior interim loans, which were drawn in full at closing of the acquisition of Hercules. The proceeds from the borrowings from the Interim Credit Agreement were used as described above with respect to the proceeds from the borrowings under the Senior Credit Facilities. The Interim Credit Agreement is guaranteed by Ashland’s present and future subsidiaries (other than certain immaterial subsidiaries, joint ventures, special purpose finance subsidiaries and certain foreign subsidiaries).

Interim loans outstanding under the Interim Credit Agreement bear interest at a rate of 9% per annum through November 13, 2009 (the “Interim Loan Maturity Date”). If Ashland does not repay the lenders under the Interim Credit Agreement on or before the Interim Loan Maturity Date, interim loans under the Interim Credit Agreement will convert automatically into rollover loans at such date, which would mature on November 13, 2014 and bear interest at an agreed upon rate. Such lenders may choose to exchange the rollover loans for exchange notes that would bear interest at an agreed upon rate, would not be callable prior to November 13, 2012 and would mature on November 13, 2014. Interest on interim loans under the Interim Credit

Agreement and on the rollover loans and any exchange notes issued will be payable quarterly in arrears. Rollover loans and any exchange notes issued would be secured by a second priority security interest in substantially all of the personal property assets, and certain of the real property assets, of Ashland and the subsidiaries who have guaranteed the loans made under the Interim Credit Agreement, including the capital stock or other equity interests of certain of Ashland’s U.S. and first-tier foreign subsidiaries and a portion of the stock of certain of Ashland’s other first-tier foreign subsidiaries. Such security interest shall be subject to the terms of an intercreditor agreement with respect to the Senior Credit Facilities.

The Interim Credit Agreement contains, and the indenture to be executed in connection with the exchange notes (if issued) will contain, certain usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, sale of assets and restricted payments, and other customary limitations. The Interim Credit Agreement contains financial covenants, including maintenance of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio and a minimum consolidated net worth, that are applicable prior to the Interim Loan Maturity Date. All of the financial covenants will be calculated on a consolidated basis and for each consecutive four-fiscal-quarter period. After the Interim Loan Maturity Date, the rollover loans and the indenture to be executed in connection with the exchange notes (if issued) will contain the same representations and warranties and affirmative and negative covenants that are usual and customary for debt of the type being issued. The Interim Credit Agreement contains, and the indenture to be executed in connection with the exchange notes (if issued) will contain, usual and customary events of default, including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; actual or asserted impairment of loan documentation or security; change of control; and incurrence of certain ERISA liabilities.

The Joint Lead Arrangers may demand that Ashland issue long-term securities in amounts that would be sufficient to repay all interim loans outstanding under the Interim Credit Agreement prior the Interim Loan Maturity Date. Such long-term securities shall have such form, term, yield, guarantees, covenants, default and provisions and other terms as are customary for securities of the type issued and may be issued in one or more tranches. Any such securities would be non-callable for no more than four years, and would mature no later than six years, in each case from the funding of the Interim Credit Agreement, and may be secured on a second lien basis. Any such securities sold prior to the six-month anniversary of the funding of the Interim Credit Agreement must include a distribution to third-party investors of at least 50% of the securities issued on each such date.

The foregoing summary of the Interim Credit Agreement is qualified in its entirety by reference to the text of the Interim Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Receivables Facility

On November 13, 2008, Ashland entered into a $200.0 million accounts receivable securitization facility, pursuant to (i) a Sale Agreement, between Ashland and CVG Capital II, LLC, a wholly-owned “bankruptcy remote” special purpose subsidiary of Ashland (“CVG”) and (ii) a Transfer and Administration Agreement, among CVG, Ashland, certain Conduit Investors and Uncommitted Investors, each of Bank of America, National Association and The Bank of Nova Scotia, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, and Bank of America, National Association, as Agent for various secured parties (the “Agent”).

As part of the receivables securitization facility, under the Sale Agreement Ashland will sell, on an ongoing basis, a portion of its accounts receivable, certain related assets and the right to the collections on those accounts receivable to CVG. Under the terms of the Transfer and Administration Agreement, CVG may, from time to time, obtain up to $200.0 million (in the form of cash or letters of credit for the benefit of Ashland and its other subsidiaries) from the Conduit Investors, the Uncommitted Investors and/or the Committed Investors (together the “Investors”) through the sale of its interest in such receivables, related assets and collections or by financing those receivables, related assets and rights to collection. The Transfer and Administration Agreement has an initial term of 364 days and is renewable in the discretion of the Investors.

Ashland will account for the receivables securitization facility as a secured borrowing for accounting purposes and will treat the receivables securitization facility as indebtedness for federal income tax purposes. Fundings under the Transfer and Administration Agreement will be repaid as accounts receivable are collected, with new fundings being advanced (through daily reinvestments) as new accounts receivable are originated by Ashland and sold to CVG, with settlement generally occurring monthly. CVG has the option to reduce the commitments under the Transfer and Administration Agreement pursuant to certain notice periods. Once sold to CVG, the accounts receivable, related assets and rights to collection described above will be separate and distinct from Ashland’s own assets and will not be available to its creditors should Ashland become insolvent. Ashland’s equity interest in CVG has been pledged to the lenders under Ashland’s new senior secured credit facilities described above. Substantially all of CVG’s assets have been pledged to the Agent in support of its obligations under the Transfer and Administration Agreement.

The foregoing summary of the Transfer and Administration Agreement and the Sale Agreement is qualified in its entirety by reference to the text of such agreements, which are filed as Exhibits 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 8.01	Other Events

Hercules is the issuer of 6.50% Junior Subordinated Deferrable Interest Debentures due 2029, which remain outstanding after the acquisition of Hercules by Ashland. These debentures were issued with a discounted principal value that will increase to the scheduled principal amount of approximately $282.0 million by June 30, 2029. The debentures continue to be an obligation of Hercules, which following completion of the acquisition is a wholly owned subsidiary of Ashland.

Hercules also is the issuer of 6.60% Debentures due 2027, which remain outstanding after the acquisition of Hercules by Ashland. The aggregate outstanding principal amount of these debentures, which remain as an obligation of Hercules, is approximately $15.9 million. Upon completion of the acquisition, these debentures were secured on an equal and ratable basis with the borrowings under Ashland’s senior secured credit facilities described under Item 2.03 of this Current Report on Form 8-K. The security for these debentures consists of the same collateral as secures the senior secured credit facilities.

Hercules is the issuer of warrants to purchase approximately 6.6 million shares of common stock of Hercules. These warrants remain outstanding after the acquisition of Hercules by Ashland. Pursuant to the warrant agreement under which these warrants were issued, upon the completion of the acquisition of Hercules by Ashland, the warrants became exercisable for the right to receive the merger consideration of 0.0930 of a share of Ashland common stock and $18.60 in cash, without interest.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Credit Agreement, dated as of November 13, 2008, among Ashland Inc., Bank of America, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

10.2	Interim Credit Agreement, dated as of November 13, 2008, among Ashland Inc., Banc of America Bridge LLC, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

10.3	Transfer and Administration Agreement, dated as of November 13, 2008, among CVG Capital II LLC, Ashland Inc., in its capacity as both initial Originator and initial Servicer, each of YC SUSI Trust and Liberty Street Funding LLC, as Conduit Investors and Uncommitted Investors, Bank of America, National Association, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor and as the Agent, The Bank of Nova Scotia, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, and the Letter of Credit Issuers, Managing Agents, Administrators, Uncommitted Investors and Committed Investors parties thereto from time to time.

10.4	Sale Agreement, dated as of November 13, 2008, among Ashland Inc. and CVG Capital II LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2008

ASHLAND INC.

By:	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and
General Counsel

Exhibit Index

Exhibit	Description
10.1	Credit Agreement, dated as of November 13, 2008, among Ashland Inc., Bank of America, N.A. as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

10.2	Interim Credit Agreement, dated as of November 13, 2008, among Ashland Inc., Banc of America Bridge LLC as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

10.3	Transfer and Administration Agreement, dated as of November 13, 2008, among CVG Capital II LLC, Ashland Inc., in its capacity as both initial Originator and initial Servicer, each of YC SUSI Trust and Liberty Street Funding LLC, as Conduit Investors and Uncommitted Investors, Bank of America, National Association, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor and as the Agent, The Bank of Nova Scotia, as a Letter of Credit Issuer, a Managing Agents, an Administrator and a Committed Investor, and the Letter of Credit Issuers, Managing Agent, Administrators, Uncommitted Investors and Committed Investors parties thereto from time to time.

10.4	Sale Agreement, dated as of November 13, 2008, among Ashland Inc. and CVG Capital II LLC.